SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          March 14, 2000
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                               INTELLIGROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


        New Jersey                  0-20943                     11-2880025
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(State or Other Jurisdiction  (Commission File Number)       (IRS Employer
      of Incorporation)                                     Identification No.)


499 Thornall Street
Edison, New Jersey                                                   08837
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(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code    (732) 590-1600
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          (Former Name or Former Address, if Changed Since Last Report)

      ITEM 5.          OTHER EVENTS.

      On March 14, 2000, SeraNova, Inc., a New Jersey corporation ("SeraNova") and a wholly-owned subsidiary of Intelligroup, Inc., (the "Company") entered into a purchase agreement with four institutional investors pursuant to which such investors purchased an aggregate of 50 shares of SeraNova's common stock at a price per share of $200,000, for an aggregate purchase price of $10 million. The investment represents approximately 4.8% of SeraNova's issued and outstanding shares of common stock. In connection with such sale of its common stock, SeraNova granted certain demand and piggyback registration rights to such investors. In addition, at its option, SeraNova may sell an additional 25 shares of its common stock for an additional $5 million to another investor. SeraNova intends to use such proceeds for working capital and general corporate purposes.

                                  SIGNATURE
                                  ---------


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    INTELLIGROUP, INC.



                                    By:    /s/ Ashok Pandey
                                       -----------------------------------------
                                    Name:  Ashok Pandey
                                    Title: Co-Chief Executive Officer

March 22, 2000